                                                                       EXHIBIT 7



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accounting and actuarial experts" in the Prospectus and to the use of our reports dated February 11, 2000, with respect to the financial statements of John Hancock Variable Life Account V, and March 10, 2000, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 16 to the Registration Statement (Form S-6, No. 33-16611).


                                      /s/Ernst & Young LLP
                                      ERNST & YOUNG LLP


Boston, Massachusetts

November 1, 2000